UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Omega Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40657	81-3247585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Acorn Park Drive
Cambridge, Massachusetts		02140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2021, Omega Therapeutics, Inc. (the “Company”) and Pacific Western Bank (the “Bank”) entered into the Fourth Amendment (the “Amendment”) to the Loan and Security Agreement, dated as of March 9, 2018, and as amended on September 30, 2019, January 22, 2020 and December 30, 2020 (as amended by the Amendment, the “Loan Agreement”). The Amendment, among other things, provides for an additional tranche to the term loan facility in an aggregate principal amount of $20.0 million (the “Tranche IV Term Loan”).

Pursuant to the Amendment, the Tranche IV Term Loan bears interest at a floating annual rate equal to the greater of 0.50% above the Prime Rate then in effect and 5.50%. The Loan Agreement matures on September 30, 2025. Borrowings under the Loan Agreement are collateralized by substantially of the Company’s personal property, other than intellectual property. There are no financial covenants associated with the Amendment, but the Company is subject to certain affirmative and negative covenants until maturity. The proceeds of the Tranche IV Term Loan will first be applied to the repayment in full of all outstanding and accrued interest pursuant to the currently outstanding term loans, and the balance will be disbursed to the Company and used for general working capital purposes, and for capital expenditures.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 and which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the use of proceeds from the Tranche IV Term Loan Facility. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the novel technology on which the Company’s product candidates are based makes it difficult to predict the time and cost of preclinical and clinical development and subsequently obtaining regulatory approval, if at all; the substantial development and regulatory risks associated with epigenomic controller machines due to the novel and unprecedented nature of this new category of medicines; the Company’s limited operating history; the incurrence of significant losses and the fact that we expect to continue to incur significant additional losses for the foreseeable future; the Company’s need for substantial additional financing; the Company’s investments in research and development efforts that further enhance the OMEGA platform, and their impact on the Company’s results; uncertainty regarding preclinical development, especially for a new class of medicines such as epigenomic controllers; the fact that the Company’s product candidates may be associated with serious adverse events, undesirable side effects or have other properties that could halt their regulatory development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences; the impact of increased demand for the manufacture of mRNA and LNP based vaccines to treat COVID-19 on the Company’s development plans; difficulties manufacturing the novel technology on which the Company’s Omega Epigenomic Controller candidates are based; the Company’s ability to adapt to rapid and significant technological change; the Company’s reliance on third parties for the manufacture of materials; the Company’s ability to successfully acquire and establish the Company’s own manufacturing facilities and infrastructure; the Company’s reliance on a limited number of suppliers for lipid excipients used in the Company’s product candidates; the Company’s ability to advance the Company’s product candidates to clinical development; and the Company’s ability to obtain, maintain, enforce and adequately protect the Company’s intellectual property rights. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 and the Company’s other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Loan and Security Agreement, dated December 20, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Therapeutics, Inc.

Date:	December 21, 2021	By:	/s/ Mahesh Karande
Mahesh Karande President and Chief Executive Officer